SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2003

Northern States Power Company

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-31387	41-1967505

(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
EX-1.01 Underwriting Agreement
EX-4.01 Supplemental Indenture
EX-12.01 Computation of Ratio of Earnings

Item 5. Other Events

On August 4, 2003, Northern States Power Company, a Minnesota corporation (the “Company”), entered into an Underwriting Agreement and filed with the Securities and Exchange Commission a prospectus supplement relating to $200,000,000 in aggregate principal amount of the Company’s 2.875% First Mortgage Bonds, Series due August 1, 2006, and $175,000,000 in aggregate principal amount of the Company’s 4.750% First Mortgage Bonds, Series due August 1, 2010.

Item 7. Financial Statements and Exhibits.

Exhibits

1.01	Underwriting Agreement dated August 4, 2003 between Northern States Power Company and Barclays Capital Inc. and J.P. Morgan Securities Inc., as representatives of the Underwriters named therein, relating to $200,000,000 principal amount of 2.875% First Mortgage Bonds, Series due August 1, 2006 and $175,000,000 principal amount of 4.750% First Mortgage Bonds, Series due August 1, 2010.

4.01	Supplemental Indenture dated August 1, 2003, between Northern States Power Company and BNY Midwest Trust Company, as successor Trustee, creating $200,000,000 principal amount of 2.875% First Mortgage Bonds, Series due August 1, 2006 and $175,000,000 principal amount of 4.750% First Mortgage Bonds, Series due August 1, 2010.

12.01	Statement of computation of ratio of earnings to fixed charges.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Northern States Power Company (a Minnesota Corporation)

By:	/s/ Richard C. Kelly

Name: Title:	Richard C. Kelly Vice President and Chief Financial Officer

Dated: August 6, 2003

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